UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) September 29, 2003

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File No. 1-7434

GEORGIA	58-1167100

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     AFLAC Incorporated is providing its press release dated September 29, 2003 in which it announced mixed third quarter sales results, and raises 2004 earnings target herein as Exhibit 99 for reporting under Items 9 and 12.

     In addition to net earnings, the Company views operating earnings, a non-GAAP financial measure, as an important indicator of financial performance. We believe the combined presentation and evaluation of operating earnings, together with net earnings, provides information that may enhance an investor's understanding of the Company's underlying profitability and results of operations. Our definition of operating earnings, as presented in this press release, excludes the following items on an after-tax basis from net earnings: realized investment gains/losses and the impact from SFAS 133. The Company does not target or project realized investment gains/losses and the impact from SFAS 133 because these items are subject to changes in interest rate levels and external economic events not within the control of the Company.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Daniel P. Amos.	September 29, 2003

(Daniel P. Amos)
Chairman and Chief Executive Officer

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EXHIBITS FILED WITH CURRENT FORM 8-K:

          99 - Press release of AFLAC Incorporated dated September 29, 2003.

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